SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2014

ISC8 INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-008402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

151 Kalmus Drive, Suite A-203, Costa Mesa, California 92626
(Address of principal executive offices)

(714) 549-8211
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed on September 24, 2014, ISC8 Inc. (the “Company”) filed voluntary petition in the United States Bankruptcy Court for the Central District of California (the “Court”) on September 23, 2014 (the “Petition Date”) for relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Company’s Chapter 11 proceedings are currently administered under the caption In re ISC8 Inc., Case No. 8:14-bk-15750-SC. The Company currently intends to seek approval from the Court for an auction and sale of its assets under Section 363 of the Bankruptcy Code.

Since the Petition Date and pursuant to interim orders issued by the Court on September 25, 2014, October 24, 2014 and November 20, 2014, the Company has borrowed money on a super priority priming basis in the aggregate principal amount of $905,000 with interest at a rate of 12% per annum.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2014, all positions within the Company held by Mr. John Vong, including Chief Financial Officer, were eliminated and Mr. Vong ceased to be employed by the Company.

Item 7.01 Regulation FD.

On November 18, 2014, the Company filed a monthly operating report for the month ended October 31, 2014 and filed an amended operating report for the period ended September 30, 2014 (the “Monthly Operating Reports”) with the Court.  Copies of the Monthly Operating Reports are attached hereto as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

The information set forth in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities in that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Financial Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Reports, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the Company’s securities. The Monthly Operating Reports are limited in scope, cover a limited time period and have been prepared solely for the purpose of complying with the monthly reporting requirements of the Office of the United States Trustee. The Monthly Operating Reports were not audited or reviewed by independent accountants, are in a format prescribed by applicable requirements of the Office of the United States Trustee and are subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Reports contain any information beyond that required by the Office of the United States Trustee. The Monthly Operating Reports also contain information for periods that are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Reports should not be viewed as indicative of future results.

Item 9.01 Exhibits and Financial Statements.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISC8 INC.

Date: December 8, 2014	By:	/s/ J. Kirsten Bay
J. Kirsten Bay
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Amended Monthly Operating Report for the month ended September 30, 2014, filed with the United States Bankruptcy Court for the Central District of California on November 18, 2014.
99.2	Monthly Operating Report for the month ended October 31, 2014, filed with the United States Bankruptcy Court for the Central District of California on November 18, 2014.